UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

MEDIANET GROUP TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601
Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 16, 2010, the CFO and Company’s Board of Directors concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for each of the three quarters during the year ended September 30, 2010, and the 2009  financial statements of CG Holdings Limited and its Wholly Owned Subsidiaries as of September 30, 2009 and for year then ended and the related  pro forma financial statements also contained in the Company’s Form 8-K/A filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2010 should not be relied upon because of errors that require a restatement of such financial statements.

During the course of our year end close for the  year ended September 30,2010, the new CFO and new controller  undertook a comprehensive analysis of all significant transactions and discovered the following errors:

Intercompany eliminations

We determined that certain intercompany eliminations were not made during each of the quarters during the year ended September 30,2010 and for the fiscal year ended September 30, 2009. As a result, our previously issued financial statements for the periods identified above overstated revenues and misstated costs of goods sold. In this connection, we determined that  during the periods referred to above, we had  insufficient personnel resources to perform review and monitoring controls within the accounting function. Except for effect of potential local taxes  in the countries affected, the restatement will not result in any modification to our net income or  shareholders' equity  for any of the periods presented.

Cutoffs

We determined that  certain revenue and expense  transactions for the quarter ended March 31, 2010 were erroneously recorded in  quarter ended December 31, 2009. In this connection, we determined that certain supervisory and monitoring controls had not been performed for these  periods which resulted  in these accounting errors.

Account errors
We determined that sales, deferred revenue and commissions were incorrectly recorded during each of the quarters during the year ended September 30, 2010 and for the fiscal year ended September 30, 2009. In this connection, we determined that certain supervisory and monitoring controls had not been performed for these  periods, which resulted  in these accounting errors.

Enrollment fees

We determined that revenue from the sale of  our eBiz kits was erroneously recorded for each of the quarters during the year ended September 30, 2010 and for the fiscal year ended September 30, 2009.  As a result, our previously issued financial statements for the periods identified  above, overstated  revenues.  The Company's non-refundable eBiz kits  fee revenue was previously recognized when collected. Based on a review of Staff Accounting Bulletin (“SAB”) 104, the Company is revising its revenue recognition of non-refundable eBiz kits  to recognize them on a straight-line basis over the term of the renewal period(12 months).  In this connection, we determined that  periods referred to above, we had  insufficient personnel resources and technical accounting expertise within the accounting function to resolve non-routine or complex accounting matters.

Deferred Tax Liability

Taking into consideration the restatement and related  adjustments described above, we will reassess our income tax provision in accordance with Financial Accounting Standards Statement No. 109 and accordingly, certain adjustments may be required to reflect the changes required as a result of the restatement to all affected periods.

The Company will file with the SEC, Quarterly Reports on Form  10-Q /A as of December 31, 2009, March 31, 2010 and June 30, 2010  and  for each of the three months then  ended and a Form 8-K/A containing the consolidating  balance sheet as of September 30,2009 and the consolidating income statement for the year then ended and the related  pro forma financial statements also contained in the Company’s Form 8-K/A to reflect the changes required as a result of the restatement.  Management is still in the process of quantifying the full impact of these restatements and cannot, at this time, accurately disclose the total effect on the financial statements that will be restated.

The Company’s CFO has discussed this matter with the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm has been given a copy of the disclosure that the Company is making in this Item 4.02 of this Report on Form 8-K and has been asked to furnish a letter to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: December 16, 2010
	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer